      As Filed With the Securities and Exchange Commission on July 12, 2000

                                                 Registration No. 333- _________
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON. D.C. 20549

                             ----------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             ----------------------

                              CKE RESTAURANTS, INC.
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             (Exact name of registrant as specified in its charter)

         DELAWARE                                         33-0602639
-------------------------------                       -------------------
(State or other jurisdiction of                        (I.R.S. Employer
incorporation or organization)                        Identification No.)

               401 W. Carl Karcher Way, Anaheim, California 92801
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               (Address of Principal Executive Offices) (Zip Code)

                             ----------------------

                            1999 STOCK INCENTIVE PLAN
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                            (Full title of the plans)

                             ----------------------

                                ROBERT A. WILSON
                 Senior Vice President and Assistant Secretary
                              CKE Restaurants, Inc.
                   401 W. Carl Karcher Way, Anaheim, CA 92801
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                     (Name and address of agent for service)

                                 (714) 774-5796
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          (Telephone number, including area code, of agent for service)

                                   Copies to:
                             C. Craig Carlson, Esq.
           Stradling Yocca Carlson & Rauth, a Professional Corporation
      660 Newport Center Drive, Suite 1600, Newport Beach, California 92660
                                 (949) 725-4000

                         CALCULATION OF REGISTRATION FEE

====================================================================================================================
                                     Proposed Maximum              Offering        Proposed Maximum       Amount of
Title of Securities to                Amount to be                 Price Per          Aggregate         Registration
   be Registered                     be Registered(1)              Share(2)         Offering Price           Fee
--------------------------------------------------------------------------------------------------------------------
Common Stock, $.01 par value         358,350 shares(3)              $3.3125         $1,187,034.30        $  313.38
----------------------------     -----------------------------------------------------------------------------------
Common Stock, $.01 par value       1,651,650 shares(4)              $3.3125         $5,471,109.60        $1,444.37
====================================================================================================================

(1) Also registered hereunder are an indeterminate number of shares which may become issuable pursuant to the anti-dilution adjustment provisions of the Registrant's 1999 Stock Incentive Plan (the "1999 Plan").

(2) In accordance with Rule 457(h), the aggregate offering price of shares of Common Stock registered hereby is estimated, solely for purposes of calculating the registration fee, on the basis of (a) a weighted per share exercise price of $3.3125 with respect to outstanding options to purchase 358,350 shares; and (b) the price of securities of the same class, as determined in accordance with Rule 457(c), using the average of the high and low prices reported by the New York Stock Exchange for the Common Stock on July 5, 2000, which was $3.3125 per share, with respect to the 1,651,650 shares reserved for issuance.

(3) Issuable upon exercise of options granted under the 1999 Plan which are presently outstanding.

(4) Shares reserved for issuance pursuant to the 1999 Plan. See note 3 showing 358,350 presently outstanding options under the 1999 Plan.

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                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

        The following documents filed by CKE Restaurants, Inc. (the "Registrant" or the "Company") with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated by reference in this registration statement:

        (a) the Company's Annual Report on Form 10-K, as amended, for the fiscal year ended January 31, 2000;

        (b) the Company's Quarterly Report on Form 10-Q for the quarterly period ended May 22, 2000; and

        (c) the description of the Registrant's common stock, par value $.01 per share (the "Common Stock"), contained in the Registrant's Registration Statement filed under Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

        All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which de-registers all of such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents, except as to any portion of any future annual or quarterly report to stockholders or document that is not deemed filed under such provisions. For the purposes of this Registration Statement, any statement in a document incorporated by reference shall be deemed to be modified or superseded to the extent that a statement contained in this Registration Statement modifies or supersedes a statement in such document. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES.

        Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

        Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        The Registrant's Certificate of Incorporation limits, to the maximum extent permitted by Delaware law, the personal liability of directors for monetary damages for breach of their fiduciary duties as a director. The Registrant's Bylaws provide that the Registrant shall indemnify its officers and directors and may indemnify its employees and other agents to the fullest extent permitted by Delaware Law.

        Section 145 of the DGCL provides that a corporation may indemnify any person made a party to an action (other than an action by or in the right of the corporation) by reason of


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

the fact that he or she was a director, officer, employee or agent of the corporation or was serving at the request of the corporation against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action (other than an action by or in the right of the corporation), has no reasonable cause to believe his or her conduct was unlawful.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

        Not applicable.

ITEM 8. EXHIBITS.

        The following exhibits are filed as part of this Registration Statement:

Number      Description
------      -----------

 4.1 1999 Stock Incentive Plan (incorporated by reference to same numbered exhibit to the Registrant's Registration Statement on Form S-8, Reg. No. 333-83601)

 4.1.1      Amendment to 1999 Stock Incentive Plan

 5.1        Opinion of Stradling Yocca Carlson & Rauth, a Professional
            Corporation

23.1 Consent of KPMG LLP, independent auditors, with respect to the consolidated financial statements of the Registrant

23.2 Consent of Stradling Yocca Carlson & Rauth, a Professional Corporation (included in the Opinion filed as Exhibit 5.1)

24.1        Power of Attorney (included on the signature page)

ITEM 9. UNDERTAKINGS.

        (a) The undersigned Registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;


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

                (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by these paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

            (2) That, for the purpose of determining any liability under the
                Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


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

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Anaheim, State of California, on the 12th day of July 2000.

                                            CKE Restaurants, Inc.


                                            By: /s/ C. THOMAS THOMPSON
                                                --------------------------------
                                                C. Thomas Thompson
                                                Chief Executive Officer and
                                                President

                                POWER OF ATTORNEY

        We, the undersigned directors and officers of CKE Restaurants, Inc. do hereby constitute and appoint C. Thomas Thompson, Carl A. Strunk and Andrew F. Puzder, and each of them, our true and lawful attorneys and agents, to do any and all acts and things in our name and behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules, regulations, and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names and in the capacities indicated below, any and all amendments (including post-effective amendments) to this Registration Statement, or any related registration statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended; and we do hereby ratify and confirm all that the said attorneys and agents, or either of them, shall do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.


           Signature                             Title                        Date
           ---------                             -----                        ----

/s/ WILLIAM P. FOLEY II                Chairman of the Board              July 12, 2000
------------------------------------
William P. Foley II


/s/ C. THOMAS THOMPSON                 Chief Executive Officer and        July 12, 2000
------------------------------------   President
C. Thomas Thompson                     (Principal Executive Officer)

                    -Signatures continued on following page-


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


             Signature                              Title                      Date
             ---------                              -----                      ----
/s/ CARL A. STRUNK                    Executive Vice President and Chief   July 12, 2000
------------------------------------  Financial Officer
Carl A. Strunk                        (Principal Financial and Principal
                                      Accounting Officer)


/s/ CARL N. KARCHER                   Director, Chairman Emeritus          July 12, 2000
------------------------------------
Carl N. Karcher



/s/ BYRON ALLUMBAUGH                  Director                             July 12, 2000
------------------------------------
Byron Allumbaugh


/s/ PETER CHURM                       Director                             July 12, 2000
------------------------------------
Peter Churm


/s/ CARL  L. KARCHER                  Director                             July 12, 2000
------------------------------------
Carl L. Karcher


/s/ DANIEL D. LANE                    Vice Chairman of the Board           July 12, 2000
------------------------------------
Daniel D. Lane


/s/ FRANK P. WILLEY                   Director                             July 12, 2000
------------------------------------
Frank P. Willey


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

                                  EXHIBIT INDEX

        The following exhibits are filed as part of this Registration Statement:

Number      Description
------      -----------

 4.1 1999 Stock Incentive Plan (incorporated by reference to same numbered exhibit to the Registrant's Registration Statement on Form S-8, Reg. No. 333-83601)

 4.1.1      Amendment to 1999 Stock Incentive Plan

 5.1        Opinion of Stradling Yocca Carlson & Rauth, a Professional
            Corporation

23.1 Consent of KPMG LLP, independent auditors, with respect to the consolidated financial statements of the Registrant

23.2 Consent of Stradling Yocca Carlson & Rauth, a Professional Corporation (included in the Opinion filed as Exhibit 5.1)

24.1        Power of Attorney (included on the signature page)